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                                                                      EXHIBIT 11

               THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
               Statements Re Computation of Per Share Earnings



                                                                       Three Months Ended              Nine Months Ended
                                                                          September 30,                  September 30,
                                                                    ------------------------        ------------------------
                                                                      1997            1996            1997            1996
                                                                    --------        --------        --------        --------
Computation for Statements of Consolidated
------------------------------------------
Income ($ in millions)
----------------------

Net income                                                              0.1            (6.1)          197.7           153.4
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Earnings per share of common stock
(based on average shares outstanding) ($)

Earnings on common stock                                                  -           (0.11)           3.57            2.88
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Additional computation of average common
 shares outstanding (thousands)(NOTE)
----------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding                           55,420           55,165         55,372          53,340
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards                                   5                -              5              10
  Applicable to contingent stock options                                186                -            144              76
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Average common shares as adjusted                                    55,611           55,165         55,521          53,426
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Average shares of common stock outstanding                           55,420           55,165         55,372          53,340
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the period:
  Applicable to contingent stock awards                                   5                -              5              10
  Applicable to contingent stock options                                219                -            219             114
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Average common shares assuming full dilution                         55,644           55,165         55,596          53,464
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Earnings on common stock as adjusted ($)                                  -            (0.11)          3.56            2.87
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Earnings on common stock assuming full dilution ($)                       -            (0.11)          3.56            2.87
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

NOTE
----
These calculations are submitted in accordance with the Securities and Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.